                                                              EXHIBIT (h)(6)(b)

                              AMENDMENT NO. 1 TO
                 AMENDED AND RESTATED PARTICIPATION AGREEMENT

   THIS AMENDMENT NO. 1 effective September 15, 2008 to the AMENDED AND RESTATED AGREEMENT ("Agreement"), made and entered into as of the __ day of ______, 2007 by and among THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, (hereinafter the "Company"), a New York insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"); and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the "Underwriter"), a Massachusetts corporation; and each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III, VARIABLE INSURANCE PRODUCTS FUND IV and VARIABLE INSURANCE PRODUCTS FUND V, each an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (each referred to hereinafter as the "Fund").

                                   AMENDMENT

   For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

    1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

    2. All other terms of the Agreement shall remain in full force and effect.

   IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

THE UNITED STATES LIFE INSURANCE
IN THE CITY OF NEW YORK

By:
        --------------------------
Name:
        --------------------------
Title:
        --------------------------

ATTEST:

By:
        --------------------------
Name:
        --------------------------
Title:
        --------------------------

        (Corporate Seal)

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VARIABLE INSURANCE PRODUCTS FUND,
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV, and
VARIABLE INSURANCE PRODUCTS FUND V

By:
        ---------------------------------
Name:
        ---------------------------------
Title:
        ---------------------------------

FIDELITY DISTRIBUTORS CORPORATION

By:
        ---------------------------------
Name:
        ---------------------------------
Title:
        ---------------------------------

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                                  Schedule A
                  Separate Accounts and Associated Contracts

 Name of Separate Account and Date      Policy Form Numbers of Contracts
 Established by Board of Directors      Funded By Separate Account
 ---------------------------------      -------------------------------------
 The United States Life Insurance       03017N - Platinum Investor Immediate
 Company                                Variable Annuity
 in the City of New York
 Separate Account USL VA-R (August 8,
 1997)

 The United States Life Insurance       97600N - Platinum Investor VUL
 Company                                02600N - Platinum Investor PLUS VUL
 in the City of New York                99206N - Platinum Investor Survivor
                                        VUL
 Separate Account USL VL-R (August 8,   01206N - Platinum Investor Survivor
 1997)                                  II VUL
                                        05604N and 05604NU - Platinum
                                        Investor VIP VUL
                                        07921N and 07921NU - AIG Protection
                                        Advantage VUL
                                        08704N and 08704NU - AIG Income
                                        Advantage
                                        Select

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